Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                       For the Month of September 1999
                     Distribution Date of October 15, 1999
                           Servicer Certificate #30

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $139,373,167.71
Beginning Pool Factor                                           0.2857514

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,392,147.65
     Interest Collected                                     $1,144,246.09

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $579,271.02
Total Additional Deposits                                     $579,271.02

Repos / Chargeoffs                                            $207,162.45
Aggregate Number of Notes Charged Off                                 110

Total Available Funds                                       $8,755,435.98

Ending Pool Balance                                       $132,134,086.39
Ending Pool Factor                                              0.2709094

Servicing Fee                                                 $116,144.31

Repayment of Servicer Advances                                $360,228.78

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,157,601.09
     Target Percentage                                               5.25%
     Target Balance                                         $6,937,039.54
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($657,669.66)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.854%
Current Weighted Average Remaining Term (months):                   24.70

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,432,178.91       970
                                31 - 60 days            $424,377.98       278
                                60+  days               $219,999.41       107

     Total:                                           $2,076,556.30     1,006

     Balances:                  60+  days             $2,020,916.92       107

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $44,350.05
+    Excess Serv.                                       $613,319.61
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,157,601.09

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of September 1999

                                                                                  NOTES
                                                             (Money Market)
                                                TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                         $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                         0.00%              0.00%            100.00%             0.00%
     Coupon                                                          5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $139,373,167.71
Ending Pool Balance                      $132,134,086.39

Collected Principal                        $7,031,918.87
Collected Interest                         $1,144,246.09
Charge - Offs                                $207,162.45
Liquidation Proceeds / Recoveries            $579,271.02
Servicing                                    $116,144.31
Cash Transfer from Reserve Account                 $0.00
Total Collections Avail for Debt Service   $8,639,291.67

Beginning Balance                        $139,373,167.71              $0.00              $0.00    $121,873,167.71    $17,500,000.00

Interest Due                                 $786,890.74              $0.00              $0.00        $685,536.57       $101,354.17
Interest Paid                                $786,890.74              $0.00              $0.00        $685,536.57       $101,354.17
Principal Due                              $7,239,081.32              $0.00              $0.00      $7,239,081.32             $0.00
Principal Paid                             $7,239,081.32              $0.00              $0.00      $7,239,081.32             $0.00

Ending Balance                           $132,134,086.39              $0.00              $0.00    $114,634,086.39    $17,500,000.00
Note / Certificate Pool Factor                                       0.0000             0.0000             0.6513            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                        $8,025,972.06              $0.00              $0.00      $7,924,617.89       $101,354.17

Interest Shortfall                                 $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                             $613,319.61
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $11,157,601.09
(Release) / Draw                            ($657,669.66)
Ending Reserve Acct Balance               $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                          4                  3                   2                  1
                                 May-99                     Jun-99             Jul-99              Aug-99             Sep-99
Beginning Pool Balance      $177,026,304.16            $165,624,131.84    $156,684,111.52     $147,729,016.51    $139,373,167.71

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $232,656.94                 $23,478.92        $411,315.55         $394,307.18        $207,162.45
    Recoveries                  $331,286.59                $405,430.69        $317,595.46         $442,341.22        $579,271.02

Total Charged Off (Months 5, 4, 3)                         $667,451.41
Total Recoveries (Months 3, 2, 1)                        $1,339,207.70
Net Loss / (Recoveries) for 3 Mos                         ($671,756.29)(a)

Total Balance (Months 5, 4, 3)                         $499,334,547.52 (b)

Loss Ratio Annualized  [(a/b) * (12)]                         -1.6144%

Trigger:  Is Ratio > 1.5%                                           No
                                                                               Jul-99              Aug-99             Sep-99

B)   Delinquency Trigger:                                                   $2,127,758.25       $2,045,635.22      $2,020,916.92
     Balance delinquency 60+ days                                                1.35799%            1.38472%           1.45000%
     As % of Beginning Pool Balance                                              1.24543%            1.42840%           1.39757%
     Three Month Average

Trigger:  Is Average > 2.0%                                         No

C)   Noteholders Percent Trigger:                              2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer